Exhibit 10.1


                              CONSULTING AGREEMENT
                              --------------------

         This Consulting Agreement (this "Agreement") is made as of April 6, 2005 by and between William D. Shaw, Jr., whose address is 340 Old Church Road, Greenwich, CT 06830 (the "Consultant") and NYMAGIC, INC. a New York corporation, with its principal office located at 919 Third Avenue, 10th Floor, New York NY 10022 (the "Company").

         WHEREAS, the Consultant is a member of the Company's Board of Directors and its Vice Chairman;

         WHEREAS, the Company acknowledges Consultant's skills and experience as an investment advisor and seasoned executive,

         WHEREAS, the Company desires to engage the Consultant to provide services beyond those which would be expected of the Vice Chairman of the Board of Directors to assist the Company in communicating and explaining its investment strategy to the investor community and in providing it managerial advice and counsel; and,

         WHEREAS, the Consultant is willing to provide the services the Company requires on the terms and conditions set forth herein:

         NOW THEREFORE, for valuable consideration, the adequacy of which is hereby acknowledged, the Consultant and the Company agree as follows:

         1. Recitals. The foregoing recitals are incorporated herein and constitute a part of this Agreement.

         2. Services. The Consultant's primary role is to ensure that the Company's asset management strategy is communicated to and understood by the investor community. More specifically, from time to time during the term of this Agreement, the Consultant shall provide the following services to the Company:

         o Participate in meetings with rating agencies e.g. A.M. Best Company, Standard & Poor's and Fitch Ratings;
         o Participate in meetings and answer inquiries from analysts who cover the Company's stock;
         o Meet with and respond to inquiries from large investors in the Company's stock or debt;
         o Participate in quarterly earnings calls and other investor calls;
         o Participate in the Company's investor road shows; and,
         o Represent the Company at industry conferences e.g. those held by Conning Capital, Keefe, Bruyette, Woods, Ferris Baker Watts and others.

           In addition, the Consultant shall attend the meetings of, and provide advice and counsel to, the Company's management committee and to the Company's Chief Executive Officer and the Company's Chief Operating Officer as requested by them (the services enumerated above, together with attending the meetings of, and providing advice and counsel to,


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the Company's management committee and its Chief Executive Officer and its Chief
Operating Officer, the "Services").

           The Consultant shall devote as much time to the Services as is reasonably necessary to achieve the objectives contemplated by this Agreement.

         3. Compensation. The Company will compensate the Consultant for the Services by paying him an annualized fee of $100,000 payable in four equal quarterly payments of $25,000, the first of which shall be on the date hereof, and thereafter one, each at the end of June, September and December. In addition, the Company may pay the Consultant a bonus at the discretion of its Board of Directors upon the recommendation of the Company's Chief Executive Officer. The Company will also reimburse the Consultant for all reasonable and necessary expenses he incurs in connection with the Services promptly upon its receipt of invoices therefor.

         4. Taxes. The Consultant acknowledges that he is self employed, that the Company will not withhold taxes and that he shall be responsible for the payment of all taxes, self-employment taxes and income taxes applicable to the Services.

         5. Term and Termination. (a) This Agreement shall terminate on December 31, 2005, unless it is extended by mutual agreement, or terminated earlier as provided for herein.

         (b) Either party may  terminate  this  Agreement at any time, on thirty
(30) days prior written notice, which notice shall specify the exact date of termination.

         (c) The Company may terminate this Agreement at any time in the event the Consultant ceases to be a member of the Company's Board of Directors.

         (d) This Agreement will terminate immediately upon the merger or consolidation of the Company into another corporation; the sale of all or substantially all of its assets; its dissolution and/or its liquidation; or, the death of the Consultant.

           Upon the termination of this Agreement for any reason other than the merger or consolidation of the Company into another corporation, or the sale of all or substantially all of its assets, the Consultant shall be entitled to his pro rata annualized fee through the date of his termination. In the event the termination of this Agreement results from the merger or consolidation of the Company into another corporation, or the sale of all or substantially all of its assets, the Consultant shall be entitled to the entire amount of his annualized fee, with the then unpaid portion thereof payable upon the consummation of such merger or sale.

         6. Independent Contractor Status. Nothing in this Agreement shall be deemed to create any form of partnership, employer-employee relationship, or joint venture between the Company and the Consultant.

         7. Indemnification. The to the fullest extent permitted by law, the Company shall indemnify the Consultant from and against any losses, claims, damages or liabilities (or actions, including shareholder actions, in respect thereof) related to or arising out of the Consultant's engagement hereunder, and the Company will reimburse the Consultant for all reasonable


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expenses (including counsel fees) as they are incurred by him in connection with investigating, preparing or defending any such action or claim.

         8. Assignment. This Agreement is personal to the Consultant, and neither the Company nor the Consultant may assign its rights or delegate its obligations hereunder without the prior written consent of the other party; nor shall this Agreement inure to the benefit of the heirs and successors of the parties hereto.

         9. Separability. The invalidity or unenforceability, in whole or in part, of any provision. term or condition hereof shall not affect the validity or enforceability of the remainder of such provision, term or condition or of any other provision, term, or condition.

         10. Governing Law. This Agreement and any disputes arising or resulting from this Agreement exclusively shall be construed and governed by the laws of the State of New York without regard to its rules concerning conflicts of laws. The Consultant expressly acknowledges that he is subject to jurisdiction of the courts of the State of New York.

         11. Interpretation. Captions or title sections of this Agreement are for reference purpose only and do not constitute terms or conditions hereof. The parties acknowledge that they have thoroughly reviewed this Agreement and bargained over its terms.

         12. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Consultant relating to the Services.

         13. Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed to have been received by a party when actually received in the case of hand delivery, or two (2) days after mailing by a nationally recognized overnight carrier, to each party at the addresses shown below:

         If to the Consultant:                 If to the Company:
         William D. Shaw, Jr.                  NYMAGIC, INC.
         340 Old Church Road                   Attn:  Paul J. Hart, Esq.
         Greenwich, CT 06830                   919 Third Avenue, 10th Floor
                                               New York, NY 10022

         14.   Counterparts.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


William D. Shaw, Jr.                           NYMAGIC, INC.

/s/ William D. Shaw, Jr.                       By: /s/ George R. Trumbull, III
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